UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2005

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Whitewater Drive, Suite 150 Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.

KMG America Corporation (the “Corporation”), after completing an internal review of its operations and business strategies, has decided to exit the senior market insurance business by (1) selling its in-house agency that distributes senior market insurance products (the “Agency”), (2) ceasing to actively underwrite long-term care insurance and (3) allowing its existing block of in force long-term care insurance policies to runoff, which is expected to occur gradually.  The Corporation’s senior market insurance business underwrites, markets and distributes insurance products tailored to the needs of older individuals. The primary insurance products that this business offers include long-term care insurance that the Corporation’s insurance subsidiary underwrites and Medicare supplement insurance underwritten by another carrier.  Significant factors that contributed to the decision to exit the senior market insurance business include, among others:  (1) year-to-date sales for this business are significantly lower than originally projected; and (2) the lack of a strategic fit between the underwriting and distribution of long-term care products and the Corporation’s current strategy of focusing on worksite marketing of life and health insurance products.

Initially, the Corporation intends to sell or otherwise dispose of the Agency, which consists of 16 marketing employees and has its primary operations located in Fort Myers, Florida.  The Corporation expects to complete the sale of the Agency by the end of 2005.  No new long-term care policies will be actively underwritten after the sale of the Agency is completed.  The Corporation expects to retain its existing block of in force long-term care insurance policies (including the right to receive future premiums and the liability for future claims) and allow this block to gradually runoff.

The impact of this decision is not expected to have a material effect on the financial performance or condition of the Corporation in the short- or long-term.  In the short-term, the expected level of new sales of long-term care products were minimal compared to the expected sales of worksite products.  In the long-term, as the existing block of long-term care insurance policies runsoff, the reduced premium revenue from long-term care products is expected to be more than offset by increased revenues from the Corporation’s core worksite marketing business.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Corporation under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG AMERICA CORPORATION
(Registrant)

Date: June 3, 2005	By:	/s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel & Secretary